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                                                                    EXHIBIT 99.2

[GENCORP LOGO]


NEWS RELEASE
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INVESTOR CONTACTS:   YASMIN SEYAL
                     SENIOR VICE PRESIDENT & CHIEF FINANCIAL OFFICER
                     GENCORP INC.
                     916-351-8585

PRESS CONTACTS:      LINDA BEECH CUTLER
                     VICE PRESIDENT, CORPORATE COMMUNICATIONS
                     GENCORP INC.
                     916-351-8650


FOR IMMEDIATE RELEASE

               GENCORP'S AEROJET SUBSIDIARY COMPLETES ACQUISITION
                      OF GENERAL DYNAMICS SPACE PROPULSION


SACRAMENTO, CA. - OCTOBER 2, 2002 - GenCorp Inc. (NYSE: GY) announced that its subsidiary, Aerojet-General Corporation (Aerojet), has completed the acquisition of the assets of General Dynamics' Ordnance and Tactical Systems Space Propulsion and Fire Suppression business. At the request of the parties, the Federal Trade Commission granted an early termination of its pre-merger review of the transaction under the Hart-Scott-Rodino statute on Friday, September 26, 2002. The companies completed the transaction today. Deutsche Bank Securities served as financial advisor to GenCorp in connection with the transaction.

The acquisition strengthens Aerojet's position in spacecraft propulsion and emerging Missile Defense applications, expands the Company's role on the NASA Space Shuttle Program, and enables expansion into new growth areas such as electric propulsion.

Located in Redmond, Washington, the acquired business employs about 300 people. It will continue to operate in Redmond as an integrated component of Aerojet's operations.

Aerojet, headquartered in Sacramento, California, is a world-recognized aerospace and defense leader principally serving the missile and space propulsion, and defense and armaments markets. GenCorp Inc. is a multi-national, technology-based manufacturer with leading positions in the


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aerospace and defense, pharmaceutical and automotive industries. For more information, please visit http://www.aerojet.com and http://www.gencorp.com.

General Dynamics (NYSE:GD), headquartered in Falls Church, Virginia, employs approximately 54,000 people worldwide and anticipates 2002 revenue of $14 billion. The company has leading market positions in mission-critical information systems and technologies, land and amphibious combat systems, shipbuilding and marine systems, and business aviation. More information about the company can be found at www.generaldynamics.com.

         This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release and in subsequent discussions with the Company's management, other than historical information, may be deemed to be forward-looking statements. A variety of factors could cause actual results or outcomes to differ materially from those expected by the Company and expressed in the Company's forward-looking statements.

         Some of these factors include, but are not limited to, the following: general economic conditions and trends affecting the Company's markets and product offerings; changes in the short-term and long-term plans of major customers and potential customers; governmental and regulatory policies, including environmental regulations, and increases in the amount or timing of environmental remediation and compliance costs; an unexpected adverse result or required cash outlay in toxic tort or other environmental or other litigation, proceeding or investigation pending against the Company; the Company's ability to secure additional financing as needed; the Company's acquisition, disposition and joint venture activities; Department of Defense, NASA and other funding for aerospace and defense programs for which the Company is a supplier or competes for new business; future funding for commercial launch vehicles and propulsion systems; restrictions on the Company's operating activities imposed from time to time by the agreements relating to the indebtedness; the ability of the Company to satisfy contract performance criteria; the ability of the Company to maintain a high level of product performance, particularly related to the continued success of the Company's propulsion systems for launch vehicle platforms; the Company's mix of fixed price and cost-plus contracts; potential liabilities which could arise from any release or explosion of dangerous materials; and work stoppages at a Company facility or in the facility of one of the Company's significant customers.

         These factors are described in more detail in the Company's Annual Report on Form 10-K for the year ended November 30, 2001 and its other filings with the Securities and Exchange Commission. Additional risks may be described from time to time in future filings with the U.S. Securities and Exchange Commission. All such risk factors are difficult to predict, contain material uncertainties that may affect actual results, and may be beyond the Company's control.


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